Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

OptimizeRx Corp.

As independent registered public accountants, we hereby consent to the use of our audit report dated March 30, 2015, with respect to the financial statements of OptimizeRx Corp. in its registration statement Form S-1/A. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, Minnesota

September 30, 2015

5201 Eden Ave

Suite 300

Edina, MN 55436

630.277.2330